Exhibit 99.1

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2024 (AUDITED)

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Profit or Loss	3

Consolidated Statements of Equity	4

Consolidated Statements of Cash Flows	5-6

Notes to the Consolidated Financial Statements	7-30

- - - - - - - - - - - - - - - - - - -

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31,
	Note	2024	2023
		U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$55,856	$95,092
Financial assets at fair value through profit or loss	9	13,154	41,609
Rents and other receivables, net		2,201	3,366
Prepaid expenses and other assets		4,179	9,669
Restricted cash		25,486	36,452
		100,876	186,188

NON-CURRENT ASSETS
Investment properties	5	1,157,945	1,493,587
Property plant and equipment - hotel, net	6	33,624	40,634
Goodwill		949	949
Investment in unconsolidated joint ventures	11	177,375	148,582
Restricted cash		16,890	23,171
		1,386,783	1,706,923
Total assets		$1,487,659	$1,893,111

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Notes payable	7	$157,316	$163,823
Bonds payable	7	20,653	107,241
Accounts payable and accrued liabilities		27,996	28,660
Due to affiliates	10	12,660	9,538
Other liabilities		18,516	19,107
		237,141	328,369

NON-CURRENT LIABILITIES
Notes payable, net	7	388,582	456,439
Bonds payable, net	7	298,741	301,180
Lease obligation	8	8,912	9,177
Rental security deposits		3,943	4,623
Other liabilities		22,437	10,433
		722,615	781,852
Total liabilities		959,756	1,110,221

EQUITY
Owner's net equity		523,989	772,166
Non-controlling interests		3,914	10,724
Total equity		527,903	782,890
Total liabilities and equity		$1,487,659	$1,893,111

The accompanying notes are an integral part of the consolidated financial statements.

March 30, 2025	/s/ Michael Allen Bender	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

		Year ended December 31,
	Note	2024	2023	2022
		U.S. dollars in thousands
Revenues and other income:
Rental income		$112,567	$121,974	$112,900
Tenant reimbursements		11,672	12,309	12,328
Hotel revenues		9,061	9,153	30,749
Other operating income		1,899	2,097	1,892
Total revenues and other income		135,199	145,533	157,869

Expenses:
Operating, maintenance, and management fees		(48,572)	(50,446)	(46,901)
Real estate taxes and insurance		(23,410)	(28,213)	(21,133)
Hotel expenses		(6,877)	(6,945)	(19,252)
Total expenses		(78,859)	(85,604)	(87,286)
Gross profit		56,340	59,929	70,583

Fair value adjustment of investment properties, net	5	(123,140)	(113,281)	56,913
Depreciation		(1,178)	(1,263)	(2,212)
Equity in loss of unconsolidated joint ventures, net	11	(49,226)	(43,187)	(19,656)
Asset management fees to affiliates	10	(15,622)	(15,415)	(13,678)
Impairment charges on goodwill		—	(4,487)	(8,098)
Impairment loss - hotel		(6,400)	—	(2,546)
General and administrative expenses		(7,425)	(4,932)	(4,100)
Operating (loss) profit		(146,651)	(122,636)	77,206
Finance income		1,764	3,347	233
Finance loss from financial assets at fair value through profit or loss		(11,995)	(718)	(46,389)
Finance expenses, net		(71,892)	(68,216)	(49,253)
(Loss) gain on extinguishment of debt		(6,033)	—	2,367
Foreign currency transaction (loss) gain, net		(3,156)	(18,712)	29,038
Net (loss) income before income taxes		$(237,963)	$(206,935)	$13,202
Income tax provision		(10,000)	(6,576)	(4,924)
Net (loss) income		$(247,963)	$(213,511)	$8,278

Net (loss) income attributable to owner		$(243,177)	$(212,214)	$10,304
Net loss attributable to non-controlling interests		(4,786)	(1,297)	(2,026)
Net (loss) income		$(247,963)	$(213,511)	$8,278
Total comprehensive (loss) income		$(247,963)	$(213,511)	$8,278

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF EQUITY

	Owner contributions	Retained earnings (deficit)	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	U.S. dollars in thousands
Balance at January 1, 2022	$693,554	$271,448	$43,074	$1,008,076	$26,576	$1,034,652
Net income (loss)	—	10,304	—	10,304	(2,026)	8,278
Total comprehensive income (loss)	—	10,304	—	10,304	(2,026)	8,278
Distributions to owner	—	(25,000)	—	(25,000)	—	(25,000)
Reclassification of redeemable non-controlling interest to liability	—	—	—	—	(6,687)	(6,687)
Non-controlling interests contributions	—	—	—	—	1,569	1,569
Non-controlling interests distribution	—	—	—	—	(6,860)	(6,860)
Balance at December 31, 2022	693,554	256,752	43,074	993,380	12,572	1,005,952
Net loss	—	(212,214)	—	(212,214)	(1,297)	(213,511)
Total comprehensive loss	—	(212,214)	—	(212,214)	(1,297)	(213,511)
Distributions to owner	—	(9,000)	—	(9,000)	—	(9,000)
Non-controlling interests contributions	—	—	—	—	543	543
Non-controlling interests distributions	—	—	—	—	(1,094)	(1,094)
Balance at December 31, 2023	693,554	35,538	43,074	772,166	10,724	782,890
Net loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Total comprehensive loss	—	(243,177)	—	(243,177)	(4,786)	(247,963)
Distributions to owner	—	(5,000)	—	(5,000)	—	(5,000)
Non-controlling interest contributions	—	—	—	—	584	584
Non-controlling interests distributions	—	—	—	—	(2,608)	(2,608)
Balance at December 31, 2024	$693,554	$(212,639)	$43,074	$523,989	$3,914	$527,903

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023	2022
	U.S. dollars in thousands
Cash Flows from Operating Activities:
Net (loss) income	$(247,963)	$(213,511)	$8,278
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in loss of unconsolidated joint ventures, net	49,226	43,187	19,656
Fair value adjustment on investment properties, net	123,140	113,281	(56,913)
Depreciation	1,178	1,263	2,212
Impairment loss - hotel	6,400	—	2,546
Deferred rent	(859)	(176)	(2,758)
Credit loss on financial assets	2,682	4,923	2,580
Finance expenses, net	71,892	68,216	49,253
Finance income	(1,764)	(3,347)	(233)
Finance loss from financial assets at fair value through profit or loss	11,995	718	46,389
Foreign currency transaction (gain) loss, net	3,156	18,712	(29,038)
Loss (gain) on extinguishment of debt	6,033	—	(2,367)
Impairment charges on goodwill	—	4,487	8,098
Income tax provision	10,000	6,576	4,924
	35,116	44,329	52,627
Changes in assets and liabilities:
Restricted cash	(154)	5,107	(25,258)
Rents and other receivables, net	(1,517)	(5,096)	(2,548)
Prepaid expenses and other assets	485	(115)	1,371
Accounts payable and accrued liabilities	(1,697)	(2,175)	(5,211)
Rental security deposits	(680)	(1,868)	596
Due to affiliates	4,676	6,924	749
Other liabilities	7,944	3,336	(757)
Lease incentive additions	—	—	297
	9,057	6,113	(30,761)
Net cash provided by operating activities	44,173	50,442	21,866

Cash Flows from Investing Activities:
Improvements to investment properties	(27,512)	(23,177)	(31,942)
Proceeds from sales of investment properties, net	242,347	123,846	62,816
Contributions to joint ventures	(79,530)	(31,428)	(23,780)
Distribution of capital from joint venture	1,497	1,144	569
Proceeds from the sale of investments in financial assets at fair value through profit or loss, net	16,379	13,946	—
Purchase of interest rate caps	(1,447)	(1,236)	(556)
Proceeds from interest rate caps	2,813	—	—
Payments on foreign currency derivatives, net	(478)	(30,209)	—
Finance income received	1,764	3,176	230
Dividend income received from financial assets at fair value through profit or loss	81	4,014	7,762
Proceeds for development obligations	16,461	12,005	—
Payments for development obligations	(11,540)	(8,689)	(7,934)
Taxes paid related to sales of investment properties	(10,000)	(11,500)	—
Acquisitions of investment properties	—	—	(6,691)
Proceeds from affiliates, net	—	—	7,039
Proceeds for capital expenditures	—	209	3,949
Proceeds from sale of property plant and equipment - hotel	—	—	88,361
Additions to property plant and equipment - hotel	—	—	(676)
Cash received upon consolidation of PORT II*)	—	—	1,473
Net cash provided by investing activities	150,835	52,101	100,513

PACIFIC OAK SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

	Year Ended December 31,
	2024	2023	2022
	U.S. dollars in thousands
Cash Flows from Financing Activities:
Proceeds from notes and bonds payable	179,787	98,502	188,106
Principal payments on notes and bonds payable	(348,667)	(111,243)	(192,268)
Payments on deferred financing costs and extinguishment of debt	(9,813)	(5,416)	(4,770)
Interest paid	(60,399)	(58,884)	(39,874)
Release (distribution) of restricted cash for debt service obligations	13,962	(16,640)	(2,500)
Non-controlling interests contributions	584	543	300
Non-controlling interests distributions	(2,608)	(1,094)	(9,147)
Distributions to owner	(6,554)	(7,453)	(25,000)
Payment to redeem Series A Cumulative Convertible Redeemable Preferred Stock	—	—	(16,934)
Non-controlling interests buyout	—	—	(6,687)
Net cash used in financing activities	(233,708)	(101,685)	(108,774)
Effect of exchange rate changes on cash and cash equivalents	(536)	(157)	(2,429)
Net (decrease) increase in cash and cash equivalents	(39,236)	701	11,176
Cash and cash equivalents, beginning of period	95,092	94,391	83,215
Cash and cash equivalents, end of period	$55,856	$95,092	$94,391

Supplemental Disclosure of Noncash Activities:
Accrued development obligations	$12,135	$11,213	$—
Deposit applied to sale of investment property	$9,472	$7,528	$—
Asset management fee reimbursement payable to owner	$12,006	$7,047	$2,618
Distribution payable to owner	$—	$1,750	$—

Supplemental Disclosure of Cash Activities:
*) Assets and liabilities assumed in connection with the PORT II consolidation:
Investment properties	$—	$—	$135,030
Restricted cash	—	—	361
Prepaid expenses and other assets	—	—	639
Notes payable	—	—	(82,646)
Accounts payable and accrued liabilities	—	—	(1,030)
Other liabilities	—	—	(1,499)
Due to affiliates	—	—	(148)
Non-controlling interest	—	—	(1,125)
Investment in unconsolidated joint venture	—	—	(51,055)
Cash assumed in connection with the PORT II consolidation	$—	$—	$(1,473)

The accompanying notes are an integral part of the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION

Definitions in these financial statements:

The Company	-	Pacific Oak SOR (BVI) Holdings, Ltd. and its subsidiaries

Operating Partnership	-	Pacific Oak Strategic Opportunity Limited Partnership

Subsidiaries	-	Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.

Unconsolidated joint ventures	-	Companies in which the Company has joint control are accounted for in the consolidated financial statements of the Company using the equity method.

Parent Company	-	Pacific Oak Strategic Opportunity REIT, Inc.

Investees	-	Subsidiaries and unconsolidated joint ventures.

Related parties	-	As defined in IAS 24.

Dollar	-	United States dollar or USD.

The Company was incorporated on December 18, 2015 as a private company limited by shares according to the British Virgin Islands Business Companies Act, 2004. The Company is authorized to issue a maximum of 50,000 common shares with no par value. Upon incorporation, the Company issued one certificate containing 10,000 common shares with no par value. On March 8, 2016, the Company issued 10,000 common shares with no par value to the Operating Partnership.

The Company operates in the investment real estate segment in the United States, which primarily includes investments in: office complexes, residential homes, and undeveloped land. In addition, the Company invests in real estate equity securities. The Company has three reporting segments: 1) strategic opportunistic properties 2) residential homes and 3) hotel.

As of December 31, 2024, the Company owned nine office complexes, encompassing, in the aggregate, 3.2 million rentable square feet and these properties were 67% occupied. In addition, the Company owned one residential home portfolio consisting of 2,093 residential homes and one apartment properties, containing 317 units, which were 93% and 92% occupied, respectively. The Company also owned one hotel property with 196 rooms, three investments in undeveloped land with 247 developable acres, one office/retail development property, three investments in unconsolidated joint ventures and one financial assets at fair value through profit or loss.

Due to elevated interest rates, the Company may experience restrictions in liquidity based on certain financial covenant requirements, the Company’s inability to refinance maturing debt in part or in full as it comes due and higher debt service costs and reduced yields relative to cost of debt. If the Company is unable to find alternative credit arrangements or other funding in a high interest environment, the Company’s business needs may not be adequately met. Based on interest rates as of December 31, 2024, if interest rates were 100 basis points higher or lower during the 12 months ending December 31, 2024, finance expense on the Company’s variable rate debt would increase or decrease by $2.8 million or $3.1 million, respectively.

In addition, tenants and potential tenants of the Company’s properties may be adversely impacted by inflation and rising interest rates, which could negatively impact the Company’s tenants’ ability to pay rent and the demand for the Company’s properties. Such adverse impacts on the Company’s tenants may cause increased vacancies, which may add pressure to lower rents and increase the Company’s expenditures for re-leasing.

During the years ended December 31, 2024, 2023 and 2022, the Company declared distributions in the aggregate of $5.0 million, $9.0 million and $25.0 million to the owner, respectively.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 1:    GENERAL INFORMATION (Cont.)

As of December 31, 2024, the Company had a working capital shortfall amounting to $136.3 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. In addition, on January 31, 2026, the Company has a principal repayment of Series B bonds amounting to $106.8 million and related interest of $2.4 million. The Company has positive cash flow from operations and intends to refinance, execute options to extend or pay down as they come due or issue another bond series and mezzanine loans and does not anticipate any challenges in refinancing such loans given the Company’s relationship with third-party lenders and its past experience placing debt on its properties. In addition, the Company expects to generate cash flow from additional asset sales and financial securities during 2025. There are no limitations on the Company’s ability to withdraw funds from the Company’s subsidiaries. Accordingly, and based on the projected cash flow prepared by management under various scenarios, the Company and the board of directors expect to generate the resources necessary to repay existing and expected liabilities of the Company in the foreseeable future.

In March 2025, S&P Global Ratings Maalot announced an update to the rating for the Series B and D bonds from to ilA+ to ilA and the Series C bonds from ilAA to ilAA-. As a result of the downgrades, the annual interest rate for the Series B and D bonds increased to 4.43% and 10.0%, respectively. According to the Deed of Trust of Series C, there was no change in the interest rate. Additionally, as a result of not meeting December 31, 2024 minimum equity covenants for the Series D bonds, the annual interest rate is increased by 0.50% to 10.50%.

NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION

The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated.

a.        Basis of presentation of the consolidated financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”). Furthermore, the financial statements have been prepared in conformity with the provisions of the Israeli Securities Regulations (Annual Financial Statements), 2010.

The consolidated financial statements have been prepared on a cost basis, except for investment properties and financial assets at fair value through profit and loss, that are presented at fair value and investment in unconsolidated joint ventures, which is presented using the equity method. The consolidated financial statements are presented in USD and all values are rounded to the nearest thousands, except when otherwise indicated.

b.        The operating cycle:

The operating cycle of the Company is one year.

c.        Consolidated financial statements:

In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

d.        Investments accounted for using the equity method:

The Company's investment in unconsolidated joint ventures is accounted for using the equity method.

Under the equity method, the investment in the unconsolidated joint venture is presented at cost with the addition of post-acquisition changes in the Company's share of net assets, including other comprehensive income of the associate or the unconsolidated joint venture. Gains and losses resulting from transactions between the Company and the associate or the unconsolidated joint venture are eliminated to the extent of the interest in the associate or in the unconsolidated joint venture.

The financial statements of the Company and of the unconsolidated joint venture are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the associate or the unconsolidated joint venture are uniform and consistent with the policies applied in the financial statements of the Company.

Losses of an associate in amounts which exceed its equity are recognized by the Company to the extent of its investment in the associate.

The equity method is applied until the loss of joint control of the unconsolidated joint venture or its classification as an investment held for sale. The Company continues to apply the equity method even in cases where an investment in an unconsolidated joint venture becomes an investment in an associate. The Company applies the provisions of IFRS 5 to the investment or portion of the investment in an unconsolidated joint venture that is classified as held for sale. Any retained interest in this investment which is not classified as held for sale continues to be accounted for using the equity method.

On the date of loss of significant influence or joint control, the Company measures any remaining investment remaining in the unconsolidated joint venture at fair value and recognizes in profit and loss the difference between the fair value of any remaining investment plus any proceeds from the sale of the investment in the associate or the unconsolidated joint venture and the carrying amount of the investment on that date.

In respect of profit sharing contractual arrangements that establish different rates than the ownership interests in those companies that also consist of distribution waterfalls, the Company adopts the hypothetical liquidation at book value approach, i.e. the share of the Company and the non-controlling interest holders in the subsidiary's earnings is calculated assuming that the subsidiary had recognized or distributed the assets based on their book value, taking into consideration other distributions and investments made. Typically, the Company is entitled to preferred distributions until certain return targets are achieved. Once these return targets are achieved, based on a tiered waterfall calculation which may not be reflective of the Company's economic interest in the entity, distributions will be allocated to the Company and the other investor(s).

Joint arrangements are arrangements in which the Company has joint control. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require the unanimous consent of the parties sharing control.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

Joint ventures:

In joint ventures the parties that have joint control of the arrangement have rights to the net assets of the arrangement. A joint venture is accounted for using the equity method.

e.        Functional currency, presentation currency:

Functional currency and presentation currency:

The functional and presentation currency of the financial statements is the US dollar.

f.        Deposits

Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.

Long-term deposits:

Long-term bank deposits primarily consists of lender escrow impounds, funds for future construction obligations, and deposits related to future asset sales.

g.        Revenue recognition:

Revenue from contracts with customers is recognized when the control over the goods or services is transferred to the customer. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties.

Revenue from rendering of services is recognized over time, during the period the customer simultaneously receives and consumes the benefits provided by the Company's performance. The Company charges its customers based on payment terms agreed upon in specific agreements.

When payments are made before or after the service is performed, the Company recognizes the resulting contract asset or liability.

The specific criteria for revenue recognition which must be fulfilled for the following types of revenues are as follows:

1.Revenues from rental fees are recognized in the financial statements over the rental period.

2.Revenues from hospitality services are recognized in the financial statements as the services are rendered.

2.        Revenues from hotel management fees are recognized in the financial statements on an accrual's basis over the term of the management of the hotel.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

h.        Financial instruments:

Financial liabilities:

Financial liabilities measured at amortized cost

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability.

After initial recognition, the Company measures all financial liabilities at amortized cost using the effective interest method.

Derecognition of financial liabilities:

A financial liability is derecognized only when it is extinguished, that is when the obligation specified in the contract is discharged or canceled or expires. A financial liability is extinguished when the debtor discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability.

When there is a modification in the terms of an existing financial liability, the Company evaluates whether the modification is substantial, taking into account qualitative and quantitative information.

If the terms of an existing financial liability are substantially modified or a liability is exchanged for another liability from the same lender with substantially different terms, the modification or exchange is accounted for as an extinguishment of the original liability and the recognition of a new liability. The difference between the carrying amounts of the above liabilities is recognized in profit or loss.

If the modification in the terms of an existing liability is not substantial or if a liability is exchanged for another liability from the same lender whose terms are not substantially different, the Company recalculates the carrying amount of the liability by discounting the revised cash flows at the original effective interest rate and any resulting difference is recognized in profit or loss.

i.        Taxes on income:

According to the relevant tax laws in the BVI and in the U.S.A, substantially all of the Company’s entities are considered “pass through” entities.

In order to continue to qualify as a REIT, the Parent Company conducts certain business activities through a taxable REIT subsidiary (“TRS”). Any TRSs the Company forms will incur taxes or accrue tax benefits consistent with a “C” corporation.

j.        Investment properties:

Investment properties are made of property (land or a building or both) held by the owner (lessor under an operating lease) or by the lessee under a finance lease to earn rentals or for capital appreciation or both rather than for use in the production or supply of goods or services, for administrative purposes or for sale in the ordinary course of business.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 2:    MATERIAL ACCOUNTING POLICY INFORMATION (Cont.)

Investment property is derecognized on disposal or when the investment property ceases to be used and no future economic benefits are expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in profit or loss in the period of the disposal.

Investment property is measured initially at cost, including costs directly attributable to the acquisition. After initial recognition, investment properties are measured at fair value which reflects market conditions at the reporting date. Gains or losses arising from changes in the fair value of investment properties are included in profit or loss when they arise. Investment properties are not systematically amortized.

In determining the fair value of investment properties, the Company relies on valuations performed by external independent valuation specialists who are experts in real estate valuations and who have the necessary knowledge and experience, as well as the Advisor. The fair value measurement is classified as Level 3 in the fair value hierarchy.

k.        Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.
Level 3	-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

l.        New standards, amendments and interpretations adopted by the Company:

Amendment to IAS 1 “Classification of Liabilities as Current or Non-current” became effective for the Company’s fiscal year ended December 31, 2024. As a result of the adoption of this amendment, the Company evaluated the current and non-current classification of debt and compliance with related financial covenants on or before the reporting date. Additionally, the adoption requires disclosure on the carrying amount of debt, information about the financial covenants, and the facts and circumstances at the end of the reporting period that could results in the conclusion that the Company may have difficulties in complying with the financial covenants. The adoption of this amendment did not have any impacts to the Company.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 3:    SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS

In the process of applying the significant accounting policies, the Company has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:

Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.

The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Company that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Investment properties

Investment properties that can be reliably measured are presented at fair value at the reporting date. Changes in the fair value are recognized in profit or loss. Fair value is determined generally by external independent valuation specialists using valuation techniques and assumptions as to estimates of projected future cash flows from the property and estimate of the suitable discount rate for these cash flows. When possible, fair value is determined based on recent real estate transactions with similar characteristics and location of the valued property.

In determining the fair value of investment properties, valuation specialists and the Company's management are required to use certain assumptions in order to estimate the future cash flows from the properties regarding the required yield rates on the Company's properties, the future rental rates, occupancy rates, lease renewals, the probability of leasing vacant spaces, property operating expenses, the financial strength of tenants and the implications of any investments for future development. Changes in the assumptions that are used to measure investment properties may lead to a change in fair value.

NOTE 4:    DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION

The standards and interpretations applicable to the Company that are issued, but not yet effective, up to the date of issuance of the Company’s consolidated financial statements are discussed below. The Company has not early adopted these standards and amendments and intends to adopt them, if applicable, when they become effective.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 4:    DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION (Cont.)

IFRS 18 “Presentation and Disclosures in Financial Statements”:

On April 9, 2024, the IASB issued IFRS 18 “Presentation and Disclosures in Financial Statements” to set out requirements for the presentation and disclosure of information in general purpose financial statements. IFRS 18 introduces new requirements for presentation within the statement of profit or loss, including specified totals and subtotals. Furthermore, entities are required to classify all income and expenses within the statement of profit or loss into one of five categories: operating, investing, financing, income taxes and discontinued operations, whereof the first three are new. It also requires disclosure of newly defined management-defined performance measures, subtotals of income and expenses, and includes new requirements for aggregation and disaggregation of financial information based on the identified roles of the primary financial statements and the notes.The standard is effective for annual periods beginning on or after January 2027. The Company is currently assessing the impact of the new standard.

NOTE 5:    INVESTMENT PROPERTIES

As of December 31, 2024, the Company owned nine office complexes, encompassing, in the aggregate, 3.2 million rentable square feet and these properties were 67% (2023 — 68%) occupied. In addition, the Company owned one residential home portfolio consisting of 2,093 residential homes and one apartment properties, containing 317 units, which were 93% (2023 — 93%) and 92% (2023 — 96%) occupied, respectively. The Company also owned three investments in undeveloped land with 247 developable acres and one office/retail development property.

The following table provides summary information regarding the Company's investment properties as of December 31, 2024 and 2023 (in thousands):

	Date Acquired or Foreclosed on				Fair Value as of December 31,		Ownership %
Property		City	State	Property Type	2024	2023
Richardson Office	11/23/2011	Richardson	TX	Office	$35,428	$39,155	100.0%
Park Centre	03/28/2013	Austin	TX	Office	31,612	33,245	100.0%
Crown Pointe	02/14/2017	Dunwoody	GA	Office	80,142	84,973	100.0%
The Marq	03/01/2018	Minneapolis	MN	Office	88,187	97,706	100.0%
Eight & Nine Corporate Centre	06/08/2018	Franklin	TN	Office	70,711	72,540	100.0%
Georgia 400 Center	05/23/2019	Alpharetta	GA	Office	66,277	78,259	100.0%
Lincoln Court	10/05/2020	Campbell	CA	Office	40,683	45,125	100.0%
Oakland City Center	10/05/2020	Oakland	CA	Office	88,709	117,278	100.0%
Madison Square	10/05/2020	Phoenix	AZ	Office	36,636	40,574	90.0%
Residential Homes Portfolio (1)	Various	Various	Various	Residential Homes	395,595	406,211	100.0%
1180 Raymond	08/20/2013	Newark	NJ	Apartment	70,744	63,338	100.0%
Richardson Land I	11/23/2011	Richardson	TX	Undeveloped Land	8,070	7,520	100.0%
Richardson Land II	09/14/2014	Richardson	TX	Undeveloped Land	14,010	13,670	100.0%
Park Highlands Land (2)	12/30/2011 and 12/30/2013	North Las Vegas	NV	Undeveloped Land	102,141	252,037	100.0%
210 West 31st Street	10/05/2020	New York	NY	Office/Retail	29,000	30,200	80.0%
Lofts at NoHo Commons (3)	10/05/2020	North Hollywood	CA	Apartment	—	111,756	90.0%
					$1,157,945	$1,493,587

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 5:    INVESTMENT PROPERTIES (Cont.)
_____________________
(1) During the year ended December 31, 2024, the Company sold 89 residential homes for $13.8 million, net of closing costs and credits. In connection with the sales, the Company repaid $6.4 million, a portion of the outstanding principal balance due under the secured mortgage loans. The purchasers were not affiliated with the Company or the Advisor.
(2) During the year ended December 31, 2024, the Company, through a TRS, sold 334 developable acres of Park Highlands undeveloped land for an aggregate sales price of $147.8 million, net of closing costs and credits of $20.7 million for future development obligations and before deposits of $9.5 million. As a result of this sale, the Company recognized an income tax expense of $10.0 million recorded in the accompanying consolidated statements of profit or loss. Additionally, the Company repaid 218.0 million Israeli new shekels ($59.8 million as of December 31, 2024) of Series C bonds as the land was used as collateral. The purchaser was not affiliated with the Company or the Advisor.
(3) In September 2024, the Company sold the Lofts at NoHo Commons for $92.5 million, before closing costs and credits of $6.3 million. The sales price was according to the fair value as of June 30, 2024. In connection with the sale, the Company repaid $68.5 million of the outstanding principal due under the secured mortgage loan and distributed $2.0 million to the non-controlling interest. The purchaser was not affiliated with the Company or the Advisor.

The following are the movements in the investment properties during the years ended December 31, 2024 and 2023:

	2024	2023
Balance as of January 1	$1,493,587	$1,699,963
Additions	31,965	30,482
Disposals	(244,467)	(123,577)
Fair value adjustments, net	(123,140)	(113,281)
Balance as of December 31	$1,157,945	$1,493,587

Operating Leases:

Certain of the Company's real estate properties are leased to tenants under operating leases for which the terms and expirations vary. As of December 31, 2024, the leases, excluding options to extend and apartment leases, which have terms that are generally one year or less, had remaining terms of up to 15.7 years with a weighted-average remaining term of 3.5 years. Some of the leases have options to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires a security deposit from tenants in the form of a cash deposit and/or a letter of credit. The amount required as a security deposit varies depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts.

As of December 31, 2024 and 2023 the future minimum rental income from the Company's office complexes, under non-cancelable operating leases was as follows (in thousands):

	December 31,
	2024	2023
2025	$57,846	$59,242
2026	47,370	52,291
2027	39,135	39,590
2028	31,510	31,985
2029	25,422	25,035
Thereafter	46,006	48,942
	$247,289	$257,085

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 6:    PROPERTY PLANT AND EQUIPMENT - HOTEL, NET

Property, plant and equipment are measured at cost, including directly attributable acquisition costs, less accumulated depreciation, accumulated impairment losses.

As of December 31, 2024, the Company owned one hotel property (90% ownership). The following is a hotel reconciliation for the years ended December 31, 2022, 2023 and 2024 (in thousands):

	Land	Building and Improvements	Total Cost	Accumulated Depreciation	Hotel, Net
Balance, January 1, 2022	$33,152	$104,294	$137,446	$(3,934)	$133,512
Additions	—	676	676	(2,212)	(1,536)
Disposition	(30,483)	(63,165)	(93,648)	3,369	(90,279)
Balance, December 31, 2022	$2,669	$41,805	$44,474	$(2,777)	$41,697
Additions	—	200	200	(1,263)	(1,063)
Balance, December 31, 2023	$2,669	$42,005	$44,674	$(4,040)	$40,634
Additions	—	568	568	(1,178)	(610)
Impairment	—	(6,400)	(6,400)	—	(6,400)
Balance, December 31, 2024	$2,669	$36,173	$38,842	$(5,218)	$33,624
NOTE 7:    NOTES AND BONDS PAYABLE

As of December 31, 2024 and 2023, the Company's notes and bonds payable consisted of the following (in thousands):

	Book Value as of December 31, 2024	Book Value as of December 31, 2023	Contractual Interest Rate as of December 31, 2024 (1)	Interest Rate at December 31, 2024 (1)	Payment Type (2)	Maturity Date (3)
Series B Bonds (4)	$127,486	$321,724	4.18%	4.18%	(4)	01/31/2026
Series C Bonds (4)	39,049	99,461	9.00%	9.00%	(4)	06/30/2026
Series D Bonds (4)	161,436	—	9.75%	9.75%	(4)	02/28/2029
Crown Pointe Mortgage Loan	54,738	54,738	SOFR + 2.30%	6.83%	Interest Only	04/1/2025 (5)
Georgia 400 Center Mortgage Loan (6)	39,662	40,184	SOFR + 2.75%	7.28%	Principal & Interest	03/22/2025 (5)
PORT Mortgage Loan 1	34,967	34,967	4.74%	4.74%	Interest Only	10/01/2025
PORT Mortgage Loan 2	10,523	10,523	4.72%	4.72%	Interest Only	03/01/2026
PORT MetLife Loan 1 (6)	56,368	59,091	3.90%	3.90%	Interest Only	04/10/2026
PORT MetLife Loan 2 (6)	89,671	93,388	3.99%	3.99%	Interest Only	04/10/2026
Lincoln Court Mortgage Loan (6)	31,325	33,310	SOFR + 3.25%	7.78%	Interest Only	08/07/2025 (5)
Madison Square Mortgage Loan	20,722	17,962	SOFR + 3.00%	7.53%	Interest Only	01/07/2025 (5)
Bank of America Mortgage Loan (6)(7)	156,836	175,234	SOFR + 2.75%	7.28%	Principal & Interest	09/01/2026 (5)
Richardson Office Mortgage Loan (8)	12,018	12,209	SOFR +3.50% (8)	8.03%	Principal & Interest	04/30/2025 (5)
Q&C Hotel Mortgage Loan (8)	21,966	24,579	SOFR +3.50% (8)	8.03%	Principal & Interest	04/30/2025 (5)
Eight and Nine Corporate Centre Mortgage Loan	20,000	—	SOFR + 4.90% (9)	9.43%	Interest Only	02/09/2026 (5)
Lofts at NoHo Commons Mortgage Loan	—	68,451	(10)	(10)	(10)	(10)
Total Notes and Bonds Payable principal outstanding	876,767	1,045,821
Deferred financing costs and debt discount and premium, net (11)	(11,475)	(17,138)
Total Notes and Bonds Payable, net	$865,292	$1,028,683
_____________________
(1) Contractual interest rate represents the interest rate in effect under the loan as of December 31, 2024. Effective interest rate was calculated as the actual interest rate in effect as of December 31, 2024 (consisting of the contractual interest rate and contractual floor rates), using Secured Overnight Financing Rate (“SOFR”) as of December 31, 2024, where applicable.
(2) Represents the payment type required under these loans as of December 31, 2024. Certain future monthly payments due under these loans also include amortizing principal payments.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 7:    NOTES AND BONDS PAYABLE (Cont.)
(3) Represents the initial maturity date or the maturity date as extended as of December 31, 2024. For more information of the Company’s contractual obligations under its notes and bonds payable, see five-year maturity table, below.
(4) See Israeli Bond Financings, below for additional details on the Company’s bonds.
(5) Subject to certain conditions, the maturity dates of certain loans may be extended beyond the date shown. Subsequent to December 31, 2024, the Company extended the Madison Square Mortgage Loan to April 8, 2025. As of the filing date of this report, the Company was in refinancing negotiations with the lender for the Georgia 400 Center Mortgage Loan.
(6) The Company’s notes and bonds payable are generally non-recourse. These mortgage loans have guarantees over certain balances whereby the Company would be required to make the remaining payments in the event that the Company turned the property over to the lender. As of December 31, 2024, the guaranteed amount in the aggregate was $204.0 million.
(7) This loan was cross-collateralized by the associated properties: Park Centre, 1180 Raymond, The Marq, and Oakland City Center and the Company made a principal paydown of $10.0 million on this loan on December 1, 2024.
(8) During the year ended December 31, 2024, the Company refinanced these loans and they are cross-collateralized by the Richardson Office and Q&C Hotel properties. The effective interest rate is at the higher of one-month SOFR plus 3.50% or 7.50%.
(9) The effective interest rate is at the higher of one-month SOFR plus 4.90% or 8.90%.
(10) In September 2024, in connection with the disposition of the Lofts at NoHo Commons, the Company repaid the $68.5 million outstanding principal balance due under the Lofts at NoHo Commons Mortgage Loan.
(11) Represents the unamortized premium/discount on notes and bonds payable due to the above- and below-market interest rates when the debt was assumed. The discount/premium is amortized over the remaining life of the notes and bonds payable.

During the years ended December 31, 2024, 2023 and 2022, the Company incurred $71.9 million,$68.2 million and $48.1 million of finance expense, respectively. Included in finance expense for the years ended December 31, 2024, 2023 and 2022, was $9.4 million, $9.6 million and $8.5 million, respectively of amortization of deferred financing costs and debt discount and premium, net. Additionally, during the years ended December 31, 2024, 2023 and 2022, the Company capitalized $4.5 million, $3.7 million and $2.5 million of finance expenses, respectively, to its investments in undeveloped land.

As of December 31, 2024 and 2023, the Company’s interest payable was $11.0 million and $9.0 million, respectively.

The following is a schedule of fully extended maturities, including principal amortization payments and interest payments based on undiscounted amounts, for all notes and bonds payable outstanding as of December 31, 2024 and 2023 (in thousands):

	December 31
	2024			2023
	Principal	Interest	Total	Principal	Interest	Total
2025	$177,969	$53,565	$231,534	$271,064	$50,416	$321,480
2026	310,844	40,428	351,272	150,607	43,147	193,754
2027	93,600	28,306	121,906	369,703	28,628	398,331
2028	199,820	18,527	218,347	54,738	19,073	73,811
2029	94,534	2,195	96,729	181,746	12,534	194,280
Thereafter	—	—	—	17,963	623	18,586
	$876,767	$143,021	$1,019,788	$1,045,821	$154,421	$1,200,242

The Company’s notes payable contain various financial debt covenants, including debt-to-value, debt yield, minimum equity requirements, and debt service coverage ratios. As of December 31, 2024, the Company was in compliance with all of these debt covenants with the exception that the Lincoln Court Mortgage Loan were not in compliance with the debt service coverage requirement. As a result of such non-compliance, the Company is required to provide a cash sweep for the Lincoln Court Mortgage Loan, and the remaining loans are at-risk of cash sweeps and/or principal pay downs if in non-compliance.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 7:    NOTES AND BONDS PAYABLE (Cont.)

Israeli Bonds Financing

As of December 31, 2024, the Company had bonds outstanding of 1.2 billion Israeli new shekels ($328.0 million as of December 31, 2024) (“Series Bonds”), of which 142.0 million Israeli new shekels ($39.0 million as of December 31, 2024) were collateralized by real estate (specified lands in Park Highlands and Richardson). The Series Bonds principal payments ranging from January 2025 to February 2029 with fixed interest rates ranging from 4.18% to 9.75%. On August 20, 2024, the Company issued 299.0 million Israeli new shekels of Series D bonds (the “Series D Expansion”) to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series D Expansion had an equal level of security, pari passu, amongst themselves and between them and the existing Series D bonds without any right of precedence or preference between any of them. During the year ended December 31, 2024, the Company prepaid 312.8 million Israeli new shekels ($85.8 million as of December 31, 2024) of the January 31, 2025 Series B bond payment and repaid 218.0 million Israeli new shekels ($59.8 million as of December 31, 2024) of the Series C bond in connection with the sale of the Park Highlands undeveloped land.

The deeds of trust that governs the terms of the Series Bonds contain various financial covenants. As of December 31, 2024, the Company was in compliance with all of these financial debt covenants.

The Series B bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of December 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series B Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2024 was $524.0 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 67%; (iii) the Adjusted NOI was $57.8 million for the trailing twelve months ended December 31, 2024; and (iv) the consolidated scope of projects was $0 as of December 31, 2024.

The Series C bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) and the Loan to Collateral Ratio shall not exceed a rate of 75%. As of December 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series C Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2024 was $524.0 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 67%; (iii) and the Loan to Collateral Ratio as of December 31, 2024 was 52%.

The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of December 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series D bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2024 was $524.0 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 67%; (iii) and the Adjusted NOI was $57.8 million for the trailing twelve months ended December 31, 2024.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 7:    NOTES AND BONDS PAYABLE (Cont.)

Below is a table showing the changes in notes and bonds payable arising from financing activities for the years ended December 31, 2024 and 2023:

	January 1, 2024	Cash Flows	Foreign Exchange Movement	Other (1)	December 31, 2024
Current notes payable	$163,823	$(89,399)	$—	$82,892	$157,316
Current bonds	107,241	(107,241)	(1,119)	21,772	20,653
Non-current notes payable	460,813	13,560	—	(82,892)	391,481
Non-current bonds	313,944	14,200	945	(21,772)	307,317
	$1,045,821	$(168,880)	$(174)	$—	$876,767

	January 1, 2023	Cash Flows	Foreign Exchange Movement	Other (1)	December 31, 2023
Current notes payable	$273,396	$(111,243)	$—	$1,670	$163,823
Current bonds	—	—	(3,163)	110,404	107,241
Non-current notes payable	461,503	980	—	(1,670)	460,813
Non-current bonds	331,213	97,522	(4,387)	(110,404)	313,944
	$1,066,112	$(12,741)	$(7,550)	$—	$1,045,821
_____________________
(1) This column includes the effect of reclassification of non-current and current notes and bonds payable for both of the years ended December 31, 2024 and 2023

Liquidity Risk

The Company's objective is to maintain a balance between continuity of funding and flexibility through the use of bank loans, debentures, and purchase contracts. As of December 31, 2024, approximately 20% of the Company's debt will mature in less than one year (2023: 26%) based on the carrying amount of loans and bonds reflected in the financial statements.

The Company assessed the concentration of risk with respect to refinancing its debt and concluded it to be low. Access to sources of funding appears sufficiently available and debt maturing within 12 months can be rolled over with new or existing lenders. Additionally, the Company may sell financial assets or investment properties to meet debt obligations.

NOTE 8:    LEASE OBLIGATION

As of December 31, 2024 and 2023, the Company's finance lease for 210 West 31st Street is included in the accompanying consolidated statements of financial position as follows:

	December 31,
	2024	2023
Right-of-use asset (included in investment properties, in thousands)	$6,014	$6,391
Lease obligation (in thousands)	9,632	9,537

Remaining lease term	89.0 years	90.0 years
Discount rate	4.8%	4.8%

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 8:    LEASE OBLIGATION (Cont.)

As of December 31, 2024, the Company had a leasehold interest expiring on 2114. Future minimum lease payments owed by the Company under the finance lease as of December 31, 2024 are as follows (in thousands):

2025	$393
2026	396
2027	396
2028	396
2029	396
Thereafter	50,979
Total expected minimum lease obligations	52,956
Less: Amount representing interest (1)	(43,779)
Present value of net minimum lease obligations	$9,632
_____________________
(1) Interest includes the amount necessary to reduce the total expected minimum lease obligations to present value calculated at the Company’s incremental borrowing rate at acquisition.

NOTE 9:    FAIR VALUE DISCLOSURES

The following is a summary of the methods and assumptions used by management in estimating the fair value of each class of financial instruments for which it is practicable to estimate the fair value:

Notes and bonds payable: The fair values of the Company's notes payable are estimated using a discounted cash flow analysis based on management's estimates of current market interest rates for instruments with similar characteristics, including remaining loan term, loan-to-value ratio, type of collateral and other credit enhancements. Additionally, when determining the fair value of liabilities in circumstances in which a quoted price in an active market for an identical liability is not available, the Company measures fair value using (i) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (ii) another valuation technique that is consistent with the principles of fair value measurement, such as the income approach or the market approach. The Company classifies these inputs as Level 3 inputs. The Series Bonds are publicly traded on the Tel-Aviv Stock Exchange and the fair values are based on the quoted price as of December 31, 2024. The Company classifies this input as a Level 1 input.

Financial assets at fair value through profit and loss: The Company's real estate equity securities are presented at fair value in the accompanying consolidated statements of financial position. The fair value of the Company's real estate equity securities were based on quoted prices in an active market on a major stock exchange. The Company classifies this input as a Level 1 input.

Derivative instruments: The Company’s derivative instruments are presented at fair value in the accompanying consolidated statements of financial position. The valuation of these instruments is determined using a proprietary model that utilizes observable inputs. As such, the Company classifies these inputs as Level 2 inputs.

The following were the face values, carrying amounts and fair values of the Company's financial liabilities as of December 31, 2024 and 2023, which carrying amounts do not approximate the fair values (in thousands):

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 9:    FAIR VALUE DISCLOSURES (Cont.)

	December 31, 2024		December 31, 2023
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial liabilities:
Notes payable	$545,906	$540,191	$620,262	$611,725
Series Bonds	$319,386	$329,141	$408,421	$399,044

Disclosure of the fair value of financial instruments is based on pertinent information available to the Company as of the period end and requires a significant amount of judgment. This has made the estimation of fair values difficult and, therefore, both the actual results and the Company's estimate of value at a future date could be materially different.

As of December 31, 2024, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$1,157,945	$—	$—	$1,157,945
Financial assets at fair value through profit or loss	$13,154	$13,154	$—	$—

As of December 31, 2023, the Company measured the following assets and liabilities at fair value (in thousands):

		Fair Value Measurements Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Recurring Basis:
Investment properties	$1,493,587	$—	$—	$1,493,587
Financial assets at fair value through profit or loss	$41,609	$41,609	$—	$—
Asset derivative - interest rate caps	$1,235	$—	$1,235	$—
Asset derivative - foreign currency collars	$3,655	$—	$3,655	$—

Investment properties are stated at fair value which has been determined based on valuations performed by independent external valuation experts who hold recognized and relevant professional qualifications and which have experience in the location and category of the property being valued. The fair value was determined with reference to recent real estate transactions for similar properties in the same location as the property owned by the Company and based on the expected future cash flows from the property, if applicable. In assessing cash flows, risk is taken into account by using an investment yield that reflects the property's underlying risks supported by the standard yield in the real estate market and by including adjustments for the specific characteristics of the property and the level of future income therefrom. Land held for capital appreciation and certain investment properties under construction (those for which development activities are underway but construction have not commenced) are generally valued based on comparable sales transactions.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 9:    FAIR VALUE DISCLOSURES (Cont.)

The fair value measurement is classified as Level 3 in the fair value hierarchy.

Significant assumptions (based on weighted averages, except for land) used in the valuations are presented below:

	December 31,
	2024	2023
Investment properties:

Strategic Opportunistic - Income Producing Properties
Average rent per square foot	$25.9	$23.4
Terminal capitalization rate	7.2%	6.8%
Discount rate	8.4%	8.0%
Vacancy	5 - 15%	5 - 10%

Strategic Opportunistic - Land
Fair value per acre (in thousands)	458-690	458-690

Residential Homes
Capitalization rate	4.1%	4.4%

The table below presents the sensitivity of the valuation to changes in the most significant assumptions underlying the valuation of investment properties (in thousands):

	December 31,
	2024		2023
	Increase (Decrease) on the Fair Value due to
	Decrease of 25 basis	Increase of 25 basis	Decrease of 25 basis	Increase of 25 basis
Investment properties:
Strategic Opportunistic
Terminal capitalization rates	$11,346	$(10,429)	$36,301	$(33,086)

Residential Homes
Capitalization rates	25,873	(22,880)	24,522	(21,880)

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 9:    FAIR VALUE DISCLOSURES (Cont.)

Notes and Bonds Payable Sensitivity Analysis:

As of December 31, 2024, the Company was exposed to market risks related to fluctuations in interest rates on $336.5 million of variable rate debt outstanding and based on interest rates as of December 31, 2024, if interest rates were 100 basis points higher or lower during the 12 months ending December 31, 2024, finance expense on the Company’s variable rate debt would increase by $2.8 million or decrease by $3.1 million, respectively.

Foreign Currency Analysis:

As of December 31, 2024, the Company held 39.0 million Israeli new Shekels ($10.7 million as of December 31, 2024) and 10.9 million Israeli new Shekels ($3.0 million as of December 31, 2024) in cash and restricted cash, respectively. In addition, as of December 31, 2024, the Company had bonds outstanding and the related interest payable in the amounts of 1.2 billion Israeli new Shekels ($328.0 million as of December 31, 2024) and 27.5 million Israeli new Shekels ($7.6 million as of December 31, 2024), respectively. Foreign currency exchange rate risk is the possibility that our financial results could be better or worse than planned because of changes in foreign currency exchange rates. Based solely on the remeasurement for the year ended December 31, 2024, if foreign currency exchange rates were to increase or decrease by 10%, the Company’s net income would increase or decrease by $32.7 million.

NOTE 10:    RELATED PARTY TRANSACTIONS

Pacific Oak Capital Advisors, LLC

The Parent Company has entered into an advisory agreement with Pacific Oak Capital Advisors, LLC (the “Advisor”). Pursuant to the advisory agreement, the Advisor conducts the Parent Company's operations and manages its portfolio of investments (excluding residential homes), which investments the Parent Company holds indirectly through the Company. The Parent Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the management of the Parent Company's operations and for other services including, but not limited to, the following: (1) an acquisition fee equal to 1.0% of the cost of investments acquired, or the amount funded by the Company to acquire or originate mortgage, mezzanine, bridge or other loans, including any acquisition and origination expenses related to such investments and any debt attributable to such investments; (2) a monthly asset management fee equal to one-twelfth of 1.0% of the lesser of (i) the amount paid or allocated to acquire or fund the loan or other investment, inclusive of acquisition and origination fees and expenses related thereto and the amount of any debt associated with or used to acquire or fund such investment and (ii) the outstanding principal amount of such loan or other investment, plus the acquisition and origination fees and expenses related to the acquisition or funding of such investment, as of the time of calculation; and (3) a disposition fee of 1.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the disposition fees exceed 6.0% of the contract sales price. The advisory agreement is effective November 1, 2024 through November 1, 2025; however, the Parent Company or the Advisor may terminate the advisory agreement without cause or penalty upon providing 60 days’ written notice.

Concurrent with the placement of the bonds of the Company and the admission of the Company's bonds to trading on the Tel-Aviv Stock Exchange, an agreement between the Company and the Parent Company came into effect which constitute a back to back agreement to the advisory agreement.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 10:    RELATED PARTY TRANSACTIONS (Cont.)

Pacific Oak Residential Advisors, LLC

Effective September 1, 2022, the Company entered into an advisory agreement (the “PORT Advisory Agreement”) with Pacific Oak Residential Advisors, LLC (“PORA”), an affiliate of the Advisor, pursuant to which PORT Advisor acted as a product specialist with respect to the Company’s residential home portfolio, held through a wholly owned subsidiary. Pursuant to the PORT Advisory Agreement, the Company will pay the PORT Advisor: (1) an acquisition fee equal to 1.0% of the cost of each asset which consists of the price paid for the asset plus any amounts funded or budgeted at the time of acquisition for capital expenditures; (2) a quarterly asset management fee equal to 0.25% (1.0% annually) on the aggregate value of the Company’s residential home portfolio assets, as determined in accordance with the Company’s valuation guidelines, as of the end of each quarter; and (3) disposition fee equal to 1.0% of the contract sales price of the residential homes sold, provided, however, in no event may the disposition fees paid to the PORT Advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. In the case of investments made through a joint venture, the acquisition fee will be based on the Company’s proportionate share of the joint venture. On December 19, 2024, the PORT Advisory Agreement was amended as a result of the PORT Advisor no longer being an affiliate of the Advisor. The amendment extends the agreement term to December 19, 2026, with one-year renewals available upon the agreement of both parties.

DMH Realty, LLC

Effective September 1, 2022, PORT entered into a property management agreement with DMH Realty, LLC (“DMH Realty”), an affiliate of the Advisor through December 19, 2024, for the Company’s residential home portfolio (the “PORT Property Management Agreement”). Pursuant to the PORT Property Management Agreement, the Company will pay DMH Realty a property management fee equal to the following: (a) 8% of Collected Rental Revenues, as defined below, up to $50.0 million per annum; (b) 7% of Collected Rental Revenues in excess of $50.0 million per annum, but less than or equal to $75.0 million per annum; and (c) 6% of Collected Rental Revenues in excess of $75.0 million per annum, “Collected Rental Revenues” means the amount of rental revenue actually collected for each property per the terms of the lease pertaining to each property (including lease breakage fees) or pursuant to any early termination buyouts, but excluding other income items, fees or revenue collected by DMH Realty, including but not limited to: application fees, insufficient funds fees, late fees, move-in fees, pet fees, and security deposits (except to the extent applied to rent per the terms of the lease pertaining to any property). On December 19, 2024, the PORT Property Management Agreement was amended as a result of DMH Realty no longer being an affiliate of the Advisor. The amendment extends the agreement term to December 19, 2026, with automatic one-year renewals.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 10:    RELATED PARTY TRANSACTIONS (Cont.)

Pacific Oak Capital Markets, LLC

On September 9, 2022, the Company, commenced a private offering of up to $500 million of common stock in a primary offering and up to $50 million of common stock under its distribution reinvestment plan (the “Private Offering”). PORT engaged Pacific Oak Capital Markets, LLC (“POCM”), an affiliate of the Advisor, PORA and DHM Realty, to be the dealer manager for the Private Offering, pursuant to a dealer manager agreement effective as of September 9, 2022 (the “PORT Dealer Manager Agreement”). Pursuant to the PORT Dealer Manager Agreement, with respect to Class A shares, PORT will generally pay POCM: (1) selling commissions equal to up to 6.0% of the net asset value (“NAV”) of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; (2) a dealer manager fee equal to up to 1.5% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; and (3) a placement agent fee equal to up to 1.5% of the NAV of each share sold in the primary offering. With respect to Class T shares, PORT will generally pay POCM: (1) selling commissions equal to up to 3.0% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; (2) a dealer manager fee equal to up to 0.75% of the NAV of each share sold in the primary offering, which POCM may reallow in part or in full to participating broker-dealers; and (3) a placement agent fee equal to up to 0.75% of the NAV of each share sold in the primary offering. PORT will not pay any selling commissions, dealer manager or placement agent fees in connection with the sale of shares under the distribution reinvestment plan. The Advisor is the sponsor for the Private Offering and as the sponsor, they will incur reimbursable organization and offering costs on behalf of PORT. PORT will incur an organization and offering expense fee equal to 0.5% of the NAV of each share sold in the Private Offering to help fund the reimbursement to the sponsor. The Private Offering was terminated on April 2, 2024 and no fees were incurred related to this arrangement with POCM.

Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by the Company (in thousands).

	Year Ended December 31,
	2024	2023	2022
Expensed
Asset management fees	$15,622	$15,415	$13,678
Property management fees (1)	2,717	2,883	1,267
Disposition fees (2)	1,932	1,255	1,294
Capitalized
Acquisition fees on investment properties (3)	—	—	67
Reimbursable offering costs (4)	—	894	—
	$20,271	$20,447	$16,306
_____________________
(1)Property management fees paid to DMH Realty through December 19, 2024 are recorded as operating, maintenance, and management expenses in the accompanying consolidated statements of operations.
(2)Disposition fees with respect to real estate properties sold are recorded as a component of the gain or loss on sale of real estate in the accompanying consolidated statements of operations.
(3)     Acquisition fees associated with asset acquisitions are capitalized, while costs associated with business combinations are expensed as incurred.
(4)     Reimbursable offering costs to the Advisor related to the terminated PORT private offering.

As of December 31, 2024 and 2023, the Company had $12.7 million and $9.5 million due to affiliates under these agreements.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 11:    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

As of December 31, 2024 and 2023, the Company’s investment in unconsolidated joint ventures were composed of the following:

	Properties as of December 31, 2024			December 31,
Joint Venture		Location	Ownership %	2024	2023
110 William Joint Venture	1	New York, New York	(1)	$142,899	$112,514
Pacific Oak Opportunity Zone Fund I	4	Various	47.0%	34,476	36,068
353 Sacramento Joint Venture (2)	1	San Francisco, California	55.0%	—	—
				$177,375	$148,582
_____________________
(1)As of December 31, 2024, the Company owned 77.5% of preferred interest and 100% of common interest in the 110 William Joint Venture.
(2)The Company’s investment in the 353 Sacramento Joint Venture is limited to the investment balance and the Company does not guarantee any debt or other obligations associated with the joint venture.

The equity in net loss of unconsolidated joint ventures for the years ended December 31, 2024, 2023 and 2022 was as follows:

	Year ended December 31,
	2024	2023	2022
110 William Joint Venture	$(49,066)	$33,448	$(39,351)
Pacific Oak Opportunity Zone Fund I	(160)	(706)	9,551
353 Sacramento Joint Venture	—	(75,929)	(8,146)
PORT II OP LP	—	—	18,290
Equity in loss of unconsolidated joint ventures	$(49,226)	$(43,187)	$(19,656)

110 William Joint Venture:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak SOR SREF III 110 William, LLC (100%) (in thousands):

	December 31
	2024	2023
Current assets	$8,676	$8,911
Non-current assets	464,900	386,670
Current liabilities	23,824	10,514
Non-current liabilities (1)	277,558	248,555

Equity	172,194	136,512

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$142,899	$112,514
_____________________
(1)    As of December 31, 2024, non-current liabilities includes a senior mortgage loan of $239.1 million, bearing interest at a rate of the 200 basis points over one-month SOFR and a supplemental loan of $38.5 million, bearing interest at a rate of 300 basis points over one-month SOFR. All loans are maturing on July 5, 2026.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 11:    INVESTMENT IN UNCONSOLIDATED JOINT VENTURES (Cont.)

	Year ended December 31,
	2024	2023	2022
Revenues	$15,890	$24,474	$26,856
Gross (loss) profit	(93)	4,908	10,784
Operating loss *)	(24,854)	(30,776)	(49,260)
Net (loss) profit *)	(43,834)	4,988	(76,506)
Share of (loss) profit from unconsolidated joint venture (Based on the waterfall mechanism)	(49,066)	33,448	(39,351)
*) Includes revaluation loss on investment properties	$(24,748)	$(35,402)	$(60,044)

Pacific Oak Opportunity Zone Fund I:

Summarized information about the statements of financial position and the statements of profit or loss of Pacific Oak Opportunity Zone Fund I, LLC (100%) (in thousands):

	December 31
	2024	2023
Current assets	$1,970	$3,123
Non-current assets	129,133	125,691
Current liabilities	828	1,626
Non-current liabilities	57,837	51,065

Equity	72,438	76,417

Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$34,476	$36,068

	Year ended December 31,
	2024	2023	2022
Revenues	$9,184	$7,744	$5,352
Gross profit	7,687	6,776	1,662
Operating profit (loss) *)	1,915	(5,050)	23,524
Net (loss) profit *)	(479)	(7,162)	23,524
Share of (loss) profit from unconsolidated joint venture (Based on the waterfall mechanism)	(160)	(706)	9,551
*) Includes revaluation (loss) gain on investment properties	$(1,359)	$(7,587)	$28,560

The Company does not attach the financial statements related to the investment in unconsolidated joint ventures, as the reports do not add more information to the contained above.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 12:    SEGMENT INFORMATION

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated and asses its performance. All corporate related costs are included in the strategic opportunistic properties segment to align with how financial information is presented to the CODM.

The Company recognizes three reporting segments for the years ended December 31, 2024, 2023 and 2022 and consists of strategic opportunistic properties, residential homes and hotel.

The selected financial information for the reporting segments for the years ended December 31, 2024, 2023 and 2022 is as follows (in thousands):

	Year ended December 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$90,938	$35,200	$9,061	$135,199
Gross profit	$38,015	$16,141	$2,184	$56,340
Finance expenses, net	$60,252	$9,371	$2,269	$71,892

	Year ended December 31, 2023
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$97,743	$38,637	$9,153	$145,533
Gross profit	$41,438	$16,283	$2,208	$59,929
Finance expenses, net	$55,590	$10,279	$2,347	$68,216

	Year ended December 31, 2022
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Total revenues and other income	$96,964	$30,156	$30,749	$157,869
Gross profit	$45,543	$13,543	$11,497	$70,583
Finance expenses, net	$35,847	$8,955	$4,451	$49,253

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 12:    SEGMENT INFORMATION (Cont.)

The selected financial information for the three reporting segments as of December 31, 2024 and 2023 is as follows (in thousands):

	December 31, 2024
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Investment properties	$762,350	$395,595	$—	$1,157,945
Property plant and equipment - hotel, net	$—	$—	$33,624	$33,624
Total assets	$1,043,333	$408,875	$35,451	$1,487,659
Total liabilities	$737,527	$198,764	$23,465	$959,756

	December 31, 2023
	Strategic Opportunistic Properties	Residential Homes	Hotel	Total
Investment properties	$1,087,376	$406,211	$—	$1,493,587
Property plant and equipment - hotel, net	$—	$—	$40,634	$40,634
Total assets	$1,407,870	$436,394	$48,847	$1,893,111
Total liabilities	$879,854	$203,410	$26,957	$1,110,221

NOTE 13:    COMMITMENTS AND CONTINGENCIES

Economic Dependency

The Company is dependent on the Advisor and PORA (refer to Note 10) for certain services that are essential to the Company, including the identification, evaluation, negotiation, origination, acquisition and disposition of investments; management of the daily operations of the Company's investment portfolio; and other general and administrative responsibilities. In the event that the Advisor and its affiliates are unable to provide these services, the Company will be required to obtain such services from other sources.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. Although there can be no assurance, the Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of profit or loss as of December 31, 2024. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company's properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, the Company is a party to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company's results of profit or loss or financial condition, which would require accrual or disclosure of the contingency and the possible range of loss. Additionally, the Company has not recorded any loss contingencies related to legal proceedings in which the potential loss is deemed to be remote.

PACIFIC OAK SOR (BVI) HOLDINGS LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

U.S. Dollars in thousands
NOTE 13:    COMMITMENTS AND CONTINGENCIES (Cont.)

Guarantee Agreements

As of December 31, 2024 and as part of the 110 William Joint Venture debt and restructuring agreements, the Company, through an indirect wholly owned subsidiary, became the guarantor for certain guarantees related to the 110 William Joint Venture, including guaranteeing: all debt servicing costs and timely debt payments, completion for the construction and development of tenant improvement work, and recourse obligations. The related debt has an initial maturity of July 5, 2026 and guarantee amounts are due upon occurrence of any one triggering event.

As of December 31, 2024 and as part of guarantee agreements on mortgage loans, the Company, through an indirect wholly owned subsidiary, guaranteed the payment of $204.0 million. The Company would be required to make guaranteed payments in the event that the Company turns the properties over to the lenders.

NOTE 14:    SUBSEQUENT EVENTS

The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Series B Bond Payment

On January 31, 2025, the Company made the remaining second Series B bonds principal installment payment of 75.3 million Israeli new shekels ($21.0 million as of January 31, 2025).

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